Equity Ownership of
                        Subsidiaries of Regency Realty Corporation
                                       March 23, 1998

                                                                                          NATURE OF                % OF
                ENTITY                JURISDICTION              OWNER(S)                   INTEREST           OWNERSHIP
------------------------------------ --------------- ------------------------------ -------------------- ---------------

Regency Realty Group, Inc.              Florida      The Regency Group, Inc.        Common Stock                    93%
(formerly Regency                                    Regency Centers, L.P.          Common Stock                     7%
Realty Group II, Inc.)                               Regency Centers, L.P.          Preferred Stock                100%
RRC Lender, Inc.                        Florida      Regency Realty Group, Inc.     Common Stock                   100%
Village Commons Shopping Center         Florida      Regency Realty Group, Inc.     General Partnership**           10%
Chestnut Powder LLC                     Georgia      Regency Realty Group, Inc.     Member
Marietta Outparcel, Inc.                Georgia      Regency Realty Group, Inc.     Common Stock                   100%
Barnett Shoales, LLC                    Georgia      Regency Realty Group, Inc.     Member
Edmunson Orange Corp.                   Tennessee    Regency Realty Group, Inc.     Common Stock                   100%
RRC FL SPC, Inc.                        Florida      Regency Realty Corporation     Common Stock                   100%
RRC GA SPC, Inc.                        Georgia      Regency Realty Corporation     Common Stock                   100%
RRC AL SPC, Inc.                        Alabama      Regency Realty Corporation     Common Stock                   100%
RRC MS SPC, Inc.                        Mississippi  Regency Realty Corporation     Common Stock                   100%
RRC General SPC, Inc.                   Florida      Regency Realty Corporation     Common Stock                   100%
RRC Limited SPC, Inc.                   Florida      Regency Realty Corporation     Common Stock                   100%
RRC FL Five, Inc.                       Florida      Regency Realty Corporation     Common Stock                   100%
RRC FL Seven, Inc.                      Florida      Regency Realty Corporation     Common Stock                   100%
RRC Acquisitions, Inc.                  Florida      Regency Realty Corporation     Common Stock                   100%
RRC Acquisitions Two, Inc.              Florida      Regency Realty Corporation     Common Stock                   100%
Regency Office Partnership, L.P.        Delaware     Regency Centers, L.P.          General Partnerhsip**           50%
                                                     Regency Realty Corporation     Limited Partnership             50%
Regency Centers, L.P.                   Delaware     Regency Realty Corporation     General Partnership**             %
                                                     Regency Realty Corporation     Limited Partnership               %
                                                     Outside Investors              Limited Partnership 1             %
Equiport Associates, L.P.               Georgia      Regency Centers, L.P.          General Partnership**           55%
Branch/HOP Associates, L.P.             Georgia      Regency Centers, L.P.          General Partnership**        50.01%
Old Fort Associates, L.P.               Georgia      Regency Centers, L.P.          General Partnership**        66.70%
Fieldstone Associates, L.P.             Georgia      Regency Centers, L.P.          General Partnership**           70%
Roswell Village, Ltd.                   Georgia      Regency Centers L.P.           General Partnership**          100%
Treasure Coast Investors, Ltd.          Florida      RRC General SPC, Inc.          General Partnership**           99%
                                                     RRC Limited SPC, Inc.          Limited Partnership              1%
Regency Rosewood Temple Terrace,        Florida      RRC General SPC, Inc.          General Partnership**           99%
Ltd.                                                 RRC Limited SPC, Inc.          Limited Partnership              1%
Landcom Regency Mandarin, Ltd.          Florida      RRC General SPC, Inc.          General Partnership**           99%
                                                     RRC Limited SPC, Inc.          Limited Partnership              1%
RSP IV Criterion, Ltd.                  Florida      RRC General SPC, Inc.          General Partnership**           99%
                                                     RRC Limited SPC, Inc.          Limited Partnership              1%
RRC Operating Partnership of            Georgia      Regency Centers, L.P.          General Partnership**           16%
Georgia L.P.
Regency Ocean East Partnership          Florida      Regency Centers, L.P.          General Partnership**           25%
Limited
Regency Retail Centers of Ohio,         Ohio         Regency Realty Corporation     Common Stock                   100%
Inc.
Hyde Park Partners, L.P.                Ohio         Regency Retail Centers of      General Partnership**        98.95%
                                                     Ohio, Inc.
                                                     Midland Hyde Park Partners,    General Partnership**         1.00%
                                                     L.P.
                                                     Midland Hyde Park Partners,    Limited Partnership            .05%
                                                     L.P.
R&M Western Partnership, L.P.           Delaware     Regency Realty Group, Inc.     General Partnership**         1.00%
                                                     Regency Centers, L.P.          Limited Partnership          24.00%
Delk Spectrum, L.P.                     Georgia      Regency Realty Corporation     General Partnership**         6.21%
                                                     Outside Investors              Limited Partnership          93.79%
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** General Partner has liability for debts of the Partnership

1  Redeemable for shares of Regency Realty Corporation Common Stock